CHURCHILL DIRECT LENDING FUND 375 Park Avenue, 9th Floor New York, NY 10152 SUBSCRIPTION AND ACQUISITION AGREEMENT This subscription and acquisition agreement (the “Subscription Agreement”) is hereby made by and among Churchill Direct Lending Fund, a Delaware statutory trust formed on January 22, 2026 and registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end, non-diversified management investment company (the “Fund”), TIAA Global Public Investments, LLC – Series CAT (the “Subscriber”) and Churchill Asset Management LLC (“CAM”). WHEREAS, the Subscriber desires to make an initial subscription for shares of the Fund (the “Shares”). WHEREAS, the initial declaration of trust of the Fund was executed on January 22, 2026 (the “DoT”). WHEREAS, CAM previously acquired 10,000 Shares of the Fund for an aggregate purchase price of $100,000. NOW THEREFORE, the parties hereby agree that in consideration for $50,000,000 the Subscriber is the beneficial owner of 5,000,000 Shares of the Fund, issued at the most recently calculated NAV per Share. The Subscriber is purchasing all 4,990,000 of these Shares directly from the Fund for $49,900,000, and purchasing 10,000 Shares from CAM for $100,000. In connection therewith, the Subscriber represents, warrants and agrees as of the date hereof as follows: 1. The Subscriber is authorized, empowered and qualified to execute this Subscription Agreement. This Subscription Agreement is valid, binding and enforceable against the Subscriber in accordance with its terms. 2. The Subscriber is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). 3. The Subscriber hereby agrees to adhere to, comply with, be bound by and receive the benefits of the terms of the DoT applicable to its share of this subscription for Share of the Fund and such terms are hereby incorporated by reference as if set out herein in full, including the power of attorney granted therein. 4. The Subscriber hereby appoints the Fund and Churchill Asset Management LLC, a Delaware limited liability company (the “Adviser”), and any of their respective successors as its true and lawful representatives and attorneys-in-fact, in its name, place and stead to complete any blanks in documents provided by the Subscriber in a manner consistent with information provided by the Subscriber herein or in the other related documents, and to execute for and on behalf of the Subscriber the DoT and all other documents, declarations or instruments that may be considered necessary by the Fund or the

2 Adviser to carry out the foregoing. The power of attorney granted hereby is coupled with an interest, has been given for valuable consideration, the receipt and adequacy of which is acknowledged, and shall survive and shall not be affected by the subsequent death, disability, incompetency, termination, bankruptcy, insolvency or dissolution of the Subscriber or any transfer or assignment of all or any portion of the Subscriber’s interest in the Fund, each to the fullest extent permitted. The Fund, acting through its Board of Trustees or an authorized officer, hereby accepts the subscription of the Subscriber on the terms set forth in this Subscription Agreement and the DoT on behalf of the Fund. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Delaware) and may be executed on the same document or on different counterparts. * * * * *

The undersigned has executed and delivered this Subscription Agreement on September 29, 2026. Accepted and agreed as of the date first written above, TIAA GLOBAL PUBLIC INVESTMENTS, LLC – SERIES CAT By: Nuveen Asset Management, LLC, its investment manager By: ____________________ Name: John McCally Title: Senior Managing Director CHURCHILL DIRECT LENDING FUND By: ____________________ Name: John McCally Title: Vice President and Secretary CHURCHILL ASSET MANAGEMENT LLC By: ____________________ Name: John McCally Title: Senior Managing Director and General Counsel